Exhibit 10.10

FIRST AMENDED FORBEARANCE AGREEMENT

This Amended Forbearance Agreement (“Agreement”), dated as of December       , 2022, is made by and among HTO Nevada Inc. (“Purchaser”), HTO Holdings Inc. (“HTO Holdings”), Kirkman Laboratories, Inc. (“Kirkman Lab”), Kirkman Group International, Inc. (“Kirkman International” and together with Kirkman Lab referred to as the “Kirkman Parties”), Kirkman Group, Inc. (“Kirkman Group” and together with the Kirkman Parties referred to as “Sellers”), Hemptown Organics Corp. (“Hemptown Organics”), Hemptown USA, LLC (“Hemptown USA”), and David K. Humphrey (“Humphrey” and collectively with Purchaser, HTO Holdings, Hemptown Organics, Hemptown USA, and the Sellers as the “Parties” or individually as a “Party”).

RECITALS

WHEREAS, several of the Parties entered into that certain Asset Purchase Agreement dated as of June 28, 2019 (the “Original Asset Purchase Agreement), that certain Amendment No. 1 to the Asset Purchase Agreement dated November 30, 2021 (the “First Amendment”), and that certain Amendment No. 2 to the Asset Purchase Agreement dated May 16, 2022 (the “Second Amendment”)(the Original Asset Purchase Agreement, First Amendment, and Second Amendment, collectively, the “Asset Purchase Agreement”), and various associated agreements (the “Collateral Agreements”), in which, among other things, Sellers sold to Purchaser various assets, including certain Intangible Assets including Intellectual Property;

WHEREAS, under the Original Asset Purchase Agreement, Purchaser and HTO Holdings Inc. were to make certain payments toward the purchase price set forth in the Asset Purchase Agreement;

WHEREAS, under the First Amendment, the Parties agreed to amend the Asset Purchase Agreement’s payment schedule;

WHEREAS, under the Second Amendment, the Parties made corrections to the schedules and exhibits to the Asset Purchase Agreement and the Collateral Agreements listing and relating to the Intellectual Property;

WHEREAS, under a Letter Agreement dated May 31, 2022, Purchaser has paid Purity Labs, Inc. the total sum of $100,000 (the “Purity Payment”) and has paid Humphrey the total sum of $250,000 (the “Humphrey Payment”, and together with the Purity Payment, the “Immediate Payments”);

WHEREAS, the Parties executed a Forbearance Agreement on or about July 23, 2022 (the “Forbearance Agreement”) extending one of the payments due under the Asset Purchase Agreement to August 31, 2022.

WHEREAS, Purchaser is in default of the August 31, 2022 payment due under the Forbearance Agreement (the “Obligations”);

WHEREAS, Purchaser has paid Sellers $65,000 due under the Asset Purchase Agreement and Forbearance Agreement in September 2022.

WHEREAS, Purchaser and HTO Holdings have requested Sellers to forbear from exercising their rights and remedies under the Asset Purchase Agreement and Forbearance Agreement; and

WHEREAS, Sellers are willing to forbear from exercising such rights and remedies for a limited period of time, provided that Purchaser, Hemptown Organics, Hemptown USA, and HTO Holdings comply with the terms and conditions of this Agreement.

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NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Purchaser Acknowledgments. Purchaser acknowledges and agrees that:

1.1 Recitals. The above recitals are true and correct.

1.2 Transaction Documents. The Asset Purchase Agreement, Collateral Agreements, Forbearance Agreement, and all other agreements, instruments, and other documents executed in connection with or relating to the Asset Purchase Agreement (the “Transaction Documents”) are legal, valid, binding, and enforceable against Purchaser in accordance with their terms. Except as otherwise set forth herein, the terms of the Transaction Documents remain unchanged. Undefined capitalized terms used herein shall have the meanings ascribed thereto in the Transaction Documents.

1.3 Default. The following Event of Default has occurred and is continuing under the Transaction Documents:

(a) Failure to make timely payments due under the Asset Purchase Agreement and the Forbearance Agreement payment in full, with a remaining balance due under the Asset Purchase Agreement of $3,032,000.00 (the “Existing Default”).

1.4 Obligations. The Obligations are not subject to any setoff, deduction, claim, counterclaim, or defenses of any kind or character whatsoever.

1.5 Collateral. Sellers have valid, enforceable, and first position, perfected security interests in and to and liens under the Collateral Agreements, as to which there are no setoffs, deductions, claims, counterclaims, or defenses of any kind or character whatsoever.

(a) Purchaser shall grant Sellers a “replacement lien” on Purchaser’s accounts receivable, which shall replace and be substituted for any existing lien on other Collateral owned by Purchaser.

1.6 No Waiver of Default. Neither this Agreement, nor any actions taken in accordance with this Agreement or the Transaction Documents, shall be construed as a waiver of or consent to the Existing Default or any other existing or future defaults under the Transaction Documents, as to which Sellers’ rights shall remain reserved.

1.7 Preservation of Rights and Remedies. Upon expiration of the Forbearance Period (as defined below), all of Sellers’ rights and remedies under the Transaction Documents and at law and in equity shall be available without restriction or modification, as if the forbearance had not occurred.

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1.8 Purpose of Forbearance. The purpose of this Agreement is to provide Purchaser with a period of time to cure the Existing Default.

1.9 Request to Forbear. Purchaser has requested Sellers’ forbearance as provided herein, which shall inure to their direct and substantial benefit.

2. Sellers Forbearance.

2.1 Forbearance Period. Subject to compliance by Purchaser with the terms and conditions of this Agreement, Sellers hereby agree to forbear from exercising their rights and remedies against Purchaser under the Transaction Documents with respect to the Existing Default during the period (the “Forbearance Period”) commencing on the Effective Date (as defined below) and ending on the earlier to occur of (i) July 1, 2023 and (ii) the date that any Forbearance Default (as defined below) occurs, upon which, Sellers’ forbearance, as provided herein, shall immediately and automatically cease without any requirement of notice or further action by any party (the “Termination Date”). On and from the Termination Date, Sellers may, in their sole discretion, exercise any and all remedies available to them under the Transaction Documents that otherwise would be available only by reason of the occurrence of any Events of Default thereunder or the continuation of any Existing Default.

2.2 Extension of Forbearance Period. In the sole and absolute discretion of Sellers and without obligation, after the Termination Date, Sellers may renew or extend the Forbearance Period, or grant additional forbearance periods.

2.3 Scope of Forbearance. During the Forbearance Period only, Sellers will not (i) accelerate the maturity of the Obligations or initiate proceedings to collect the Obligations; (ii) initiate or join in filing any involuntary bankruptcy petition with respect to Purchaser under the Bankruptcy Code, or otherwise file or participate in any insolvency, reorganization, moratorium, receivership, or other similar proceedings against Purchaser under the laws of the US; or (iii) repossess or dispose of any of the Collateral, through judicial proceedings or otherwise.

3. Conditions Precedent. This Agreement shall not become effective unless and until the date (the “Effective Date”) that each of the following conditions shall have been satisfied in Sellers’ sole and absolute discretion, unless waived in writing by Sellers:

3.1 Delivery of Certain Documents. Purchaser shall deliver or cause to be delivered the following documents, each in substance and form acceptable to Sellers:

(a) a copy of this Agreement, duly executed by Purchaser;

(b) a Confession of Judgment executed by Purchaser, in a form reasonably acceptable to Sellers; and

(c) such other documents as Sellers may request with respect to any matter relevant to this Agreement or the transactions contemplated hereby.

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4. Payments During Forbearance Period.

4.1 January Payment. Purchaser shall pay Sellers the total sum of $100,292 by January 15, 2023, which consists of a $100,000 principal payment and $292 of interest.

4.2 March Payment. Purchaser shall pay Sellers the total sum of $1,221,000 by March 31, 2023, which consists of a $1,200,000 principal payment and $21,000 of interest.

4.3 Balance Due Payment. The Purchaser shall pay Sellers $1,510,988 on or before June 30, 2023, or on the date the Purchaser closes any borrowing transaction, whichever occurs sooner (the “Balance Due Payment”), which consists of a $1,485,000 principal payment and $25,988 of interest. The Purchaser’s payment of the amounts detailed in paragraph 4 and the Balance Due Payment under this Agreement shall fully satisfy the Obligations and cure the Existing Default. Payment of any of the amounts reflected in paragraph 4 or the Balance Due Payment shall not act as a cure to any other default whether known or unknown at the time of this Agreement.

5. Representations and Warranties. Purchaser represents and warrants as to itself that all representations and warranties relating to it contained in the Transaction Documents are true and correct as of the Effective Date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date. Purchaser further represents and warrants to Sellers as follows:

5.1 Authorization. The execution, delivery, and performance of this Agreement are within its corporate power and have been duly authorized by all necessary corporate action.

5.2 Enforceability. This Agreement constitutes a valid and legally binding Agreement enforceable against Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, and similar laws affecting creditors’ rights generally and to general principles of equity.

5.3 No Violation. The execution, delivery, and performance of this Agreement do not and will not (i) violate any law, regulation, or court order to which Purchaser is subject; (ii) conflict with Purchaser’s organizational documents; or (iii) result in the creation or imposition of any lien, security interest, or encumbrance on any property of Purchaser, or any of its subsidiaries, whether now owned or hereafter acquired, other than liens in favor of Sellers.

5.4 No Litigation. No action, suit, litigation, investigation, or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of Purchaser, threatened by or against or affecting Purchaser or against any of its property or assets with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby.

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5.5 No Change. Except as previously disclosed to Sellers, there has been no material adverse change in the business, operations, assets, or financial or other condition of the Purchaser and its subsidiaries taken as a whole.

5.6 Accuracy of Information. All information provided by Purchaser or any of its agents, is true, correct, and complete in all material respects, as of the date provided and does not contain any untrue statements of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading.

5.7 Advice of Counsel. Purchaser has freely and voluntarily entered into this Agreement with the advice of legal counsel of its choosing.

6. Covenants. In addition, in order to induce Sellers to forbear from the exercise of their rights and remedies as set forth above, Purchaser, Hemptown Organics, and Hemptown USA hereby covenant and agree that at all times during the Forbearance Period, unless Sellers otherwise consent in writing, as follows:

6.1 Compliance with Transaction Documents. Purchaser shall continue to perform and observe all covenants, terms, and conditions, and other obligations contained in all of the Transaction Documents and this Agreement.

6.2 Sale of Assets. Purchaser shall not sell, convey, transfer, assign, lease, abandon, or otherwise dispose of any of its assets, tangible or intangible (including but not limited to sale, assignment, discount, or other disposition of accounts, contract rights, or general intangibles with or without recourse), without Sellers’ prior written consent. If Sellers grant written consent, Purchaser shall cause Purchaser or other transferee to pay all proceeds of such disposition directly to Sellers for application to the Obligations.

6.3 Perfection of Sellers’ Liens. Purchaser, Hemptown Organics, and Hemptown USA shall execute and deliver to Sellers such documents and take such actions as Sellers reasonably deem necessary or advisable to perfect or protect the Sellers’ security interests, mortgages, or liens granted by Purchaser, Hemptown Organics, and Hemptown USA to Sellers under any of the Transaction Documents or this Agreement.

6.4 Other Financial Information. Purchaser, Hemptown Organics, and Hemptown USA shall promptly provide to Sellers such other financial information as Sellers may reasonably request.

6.5 Further Assurances. Promptly upon the request of Sellers, Purchaser, Hemptown Organics, and Hemptown USA shall take any and all reasonable actions, and execute and deliver additional documents, that relate to this Agreement and the transactions contemplated herein.

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7. Release of Claims and Waiver of Defenses. In further consideration of Sellers’ execution of this Agreement, Purchaser, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents, and attorneys hereby forever, fully, unconditionally and irrevocably waives and releases Sellers and their successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys, and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from, or related to any act or omission by any Sellers or any other Releasee with respect to the Transaction Documents and any Collateral, other than any Sellers’ or any Releasee’s willful acts or omissions, on or before the date of this Agreement (collectively, the “Claims”). Purchaser further agrees that Purchaser shall not commence, institute, or prosecute any lawsuit, action, or other proceeding, whether judicial, administrative, or otherwise, to collect or enforce any Claim.

8. Indemnification. Purchaser hereby expressly acknowledges, agrees, and reaffirms its indemnification obligations to Sellers and the other Indemnified Parties set forth in the Transaction Documents. Purchaser further acknowledges, agrees, and reaffirms that all such indemnification obligations shall survive the expiration of the Forbearance Period and the termination of this Agreement, the Transaction Documents, and the payment in full of the Obligations. Notwithstanding the foregoing, such indemnity shall not be available to the extent that such claims, damages, losses, liabilities, or related expenses result solely from a Lender’s or other Indemnified Party’s gross negligence or willful misconduct.

9. Events of Default. The occurrence of one or more of the following shall constitute a “Forbearance Default” under this Agreement:

9.1 Purchaser shall fail to abide by or observe any term, condition, covenant, or other provision contained in this Agreement or any document related to or executed in connection with this Agreement.

9.2 A default or event of default shall occur under any Transaction Document or any document related to or executed in connection with this Agreement or any of the Transaction Documents (other than the Existing Default).

9.3 Purchaser:

(a) becomes insolvent;

(b) is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(c) (i) commences any case, proceeding, or other action under any existing or future requirement of law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking (A) to have an order for relief entered with respect to it, or (B) to adjudicate it as bankrupt or insolvent, or (C) reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (D) appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or (ii) makes a general assignment for the benefit of its creditors;

(d) has commenced against it in a court of competent jurisdiction any case, proceeding, or other action of a nature referred to in clause (c) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, unstayed, or unbonded for 30 days; or

(e) ceases to conduct business in the ordinary course.

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9.4 Any representation or warranty of Purchaser made herein shall be false, misleading, or incorrect in any material respect when made.

9.5 Purchaser, Hemptown Organics, or Hemptown USA takes an action, or any event or condition occurs or exists, which Sellers reasonably believe in good faith is inconsistent in any material respect with any provision of this Agreement, or impairs, or is likely to impair, the prospect of payment or performance by Purchaser, Hemptown Organics, or Hemptown USA of their obligations under this Agreement or any of the Transaction Documents.

10. Remedies. Immediately upon the occurrence of a Forbearance Default:

10.1 The Forbearance Period shall immediately and automatically cease without notice or further action without notice to, or action by, any party.

10.2 Sellers may enter the Confession of Judgment described in Section 3.1(b) as evidence of Sellers’ rights as a secured creditor and proof of Purchaser’s, Hemptown Organics’ and Hemptown USA’s default under the Transaction Documents and this Agreement.

10.3 Sellers shall be entitled to exercise any or all of their rights and remedies under the Transaction Documents, this Agreement, or any stipulations or other documents executed in connection with or related to this Agreement or any of the Transaction Documents, or applicable law, including, without limitation, the appointment of a receiver.

10.4 Purchaser shall cooperate with Sellers’ repossession of all of Purchaser’s personal property Collateral, which Purchaser shall immediately surrender to Sellers upon Sellers’ request, at the time and place designated by Sellers.

10.5 Sellers may, in their sole discretion, commence foreclosure actions with respect to any real property Collateral and replevin actions with respect to any of the other Collateral.

10.6 Sellers may set off or apply to the payment of any or all of the Obligations, any deposit balances, any or all of the Collateral or proceeds thereof, or other money now or hereafter owed Sellers by Purchaser.

11. Miscellaneous.

11.1 Additional Information. Purchaser shall provide to Sellers such additional information regarding Purchaser as Sellers may reasonably request in order to assure or demonstrate compliance with applicable securities law or other laws or for any other legitimate purpose claims and losses arising out of or related to this Agreement. Purchaser will conduct its best efforts to secure the required funding to complete the transaction.

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11.2 Governing Law. This Agreement is governed by the laws of the state of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.

11.3 Attorney Fees. If any suit or action is instituted arising out of or related to this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party’s reasonable attorney’s fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, action, suit, or proceeding, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

11.4 Survival. The representations, warranties, covenants and agreements made herein shall survive the Forbearance Period for a period of 1 year.

11.5 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

11.6 Entire Agreement; Amendment. This Agreement, together with the exhibits and other documents delivered pursuant hereto, constitute the entire agreement between the parties with regard to the subject matter hereof. This Agreement or any term hereof may be amended, waived, discharged or terminated solely by a written instrument signed by the Sellers.

11.7 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

11.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.9 Expenses. Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

11.10 Interpretation. The words “will” and “shall” have the same meaning in this Agreement. References in this Agreement to “includes” or “including” mean “including without limitation”. The word “or” is not exclusive.

11.11 Counterparts; Delivery. This Agreement may be (a) executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument, and (b) delivered by transfer of an originally signed document by facsimile, e-mail or other electronic means, any of which will be as fully binding as delivery of an original document.

11.12 Confidentiality. Purchaser acknowledges that the information provided to it regarding the Sellers is confidential and non-public. Purchaser agrees that all of the information will be kept in confidence and will be neither used to its personal benefit nor disclosed to any third party, but this obligation does not apply to any such information that (a) is part of public knowledge on the date of this Agreement, (b) becomes a part of public knowledge by means other than a breach of this provision, or (c) is received from a third party who did not disclose such information in violation of any obligation of confidentiality he, she or it may have to Sellers.

12. Additional Obligors. HTO Holdings, Hemptown Organics, and Hemptown USA agree to be bound jointly and severally by all of the terms and conditions hereunder, including but not limited to the obligation to pay any and all amounts due and owing Sellers under paragraph 4 herein.

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IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST ABOVE WRITTEN.

SELLERS:	KIRKMAN GROUP, INC.

	By:	/s/ David K. Humphrey
	Name:	David K. Humphrey
	Title:	President

KIRKMAN LABORATORIES, INC.

	By:	/s/ David K. Humphrey
	Name:	David K. Humphrey
	Title:	President

KIRKMAN GROUP INTERNATIONAL, INC.

	By:	/s/ David K. Humphrey
	Name:	David K. Humphrey
	Title:	President

SELLERS’ OWNER:	DAVID K. HUMPHREY

	By:	/s/ David K. Humphrey

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SELLERS’ AGENT:	DAVID K. HUMPHREY

	By:	/s/ David K. Humphrey

PURCHASER:	HTO NEVADA INC.

By:
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

HTO HOLDINGS:	HTO HOLDINGS INC.

By:
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

HEMPTOWN ORGANICS CORP.:	HEMPTOWN ORGANICS CORP.

By:
Name:
Title:

HEMPTOWN USA, LLC:	HEMPTOWN USA, LLC

By:
Name:
Title:

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